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                    SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D.C.  20549



                                 FORM 8-K

                              CURRENT REPORT



                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


      Date of report (Date of earliest event reported): July 10, 1998




                        ENERGY SEARCH, INCORPORATED
            (Exact Name of Registrant as Specified in Charter)



               TENNESSEE             001-12679             62-1423071
       (State or Other Jurisdic-    (Commission          (IRS Employer
        tion of Incorporation)     File Number)       Identification No.)


     280 FORT SANDERS WEST BLVD., SUITE 200
              KNOXVILLE, TENNESSEE                            37922
    (Address of Principal Executive Offices)               (Zip Code)


                              (800) 551-5810
           (Registrant's telephone number, including area code)


                              NOT APPLICABLE
       (Former Name or Former Address, if Changed Since Last Report)

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ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS.

           On June 25, 1998, the Company acquired certain oil and gas properties from Viking Resources, Inc. and certain other minor nonoperating working interest owners. The total purchase price for the assets was $1,750,000. The properties included 56 producing wells producing approximately 900 mcf of gas per day, as well as oil and gas leasehold interests, licenses and rights-of-way, wellhead, wellsite, metering, gas gathering and transportation pipelines and other related equipment.
Neither the Company, nor any of its officers, directors or associates or affiliates have any material relationship with the seller, Viking Resources, Inc.

           The Company used working capital and proceeds of its existing credit facility with Bank One-Texas, N.A. to fund the acquisition.

           The seller held the assets acquired for development and production of oil and gas. The Company intends to hold and operate the assets for the same purpose.

           This report contains no financial statements relating to the assets acquired, and at this time, the Company does not believe that any such financial statements are required to be filed. In the event that such financial statements are required to be filed, the same will be included in an amendment to this report to be filed within 60 days.


ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION, AND
           EXHIBITS.

           (c) Exhibits:

               99        Press Release

















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                                SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: July 10, 1998               ENERGY SEARCH, INCORPORATED



                                   By /S/ RICHARD S. COOPER
                                      Richard S. Cooper, President





































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                               EXHIBIT INDEX


EXHIBIT
NUMBER                   DOCUMENT

99             Press Release